UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 18, 2007

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Bayonne Medical Center filed for bankruptcy on April 16, 2007 and therefore is in default under its loan agreements with Financial Security Assurance Inc. (“FSA”), the principal insurance company subsidiary of Financial Security Assurance Holdings Ltd. (the “Company”).  FSA insures two series of bonds for the Bayonne Medical Center, Series 1994 and 1998.  FSA’s total gross and net par exposure to this issuer was $34.2 million and $23.1 million, respectively, on March 31, 2007.  FSA is secured under the Master Trust Indenture by Gross Receipts.  The most recent debt service payments were made as scheduled, by the hospital, to holders of the FSA-insured bonds on January 1, 2007.  The 1994 and 1998 transactions have funded debt service reserve accounts, in accordance with the Master Trust Indenture, totalling $4.7 million.   The next debt service payments are due to bondholders on July 1, 2007.  Debt service due through January 1, 2008 is $2.2 million net and $3.4 million gross.

The foregoing information can be found on the Company’s web site, www.fsa.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE
HOLDINGS LTD.

Date: April 18, 2007	By:	/s/ Bruce E. Stern
		Name:	Bruce E. Stern
		Title:	General Counsel and Managing Director